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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

WINLAND ELECTRONICS, INC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

WINLAND ELECTRONICS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held
May 9, 2006

TO THE SHAREHOLDERS OF WINLAND ELECTRONICS, INC.:
     The 2006 Annual Meeting of Shareholders of Winland Electronics, Inc. will be held at the Country Inn Suites, 1900 Premier Drive (intersection of Highways 22 and 14), Mankato, Minnesota, at 10:00 a.m. on Tuesday, May 9, 2006, for the following purposes:
1.	To set the number of members of the Board of Directors at five (5).

2.	To elect directors.

3.	To take action on any other business that may properly come before the meeting or any adjournment thereof.
     Accompanying this Notice of Annual Meeting is a Proxy Statement and form of Proxy.
     Only shareholders of record as shown on the books of the Company at the close of business on March 13, 2006 will be entitled to vote at the 2006 Annual Meeting or any adjournment thereof. Each shareholder is entitled to one vote per share on all matters to be voted on at the meeting.
     You are cordially invited to attend the 2006 Annual Meeting. Whether or not you plan to attend the 2006 Annual Meeting, please sign, date and mail the enclosed form of Proxy in the return envelope provided. The Proxy is revocable and will not affect your right to vote in person in the event you attend the meeting. The prompt return of proxies will help your Company avoid the unnecessary expense of further requests for proxies.

BY ORDER OF THE BOARD OF DIRECTORS,

Lorin E. Krueger
President and Chief Executive Officer

Dated:	April 3, 2006
Mankato, Minnesota

OUTSTANDING SHARES AND VOTING RIGHTS
PRINCIPAL SHAREHOLDERS AND MANAGEMENT SHAREHOLDINGS
CORPORATE GOVERNANCE
NOMINATING/GOVERNANCE COMMITTEE REPORT
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
CERTAIN TRANSACTIONS
COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF AUDIT COMMITTEE
OTHER BUSINESS
SHAREHOLDER PROPOSALS AND NOMINATIONS OF DIRECTOR CANDIDATES
ANNUAL REPORT
FORM 10-KSB

WINLAND ELECTRONICS, INC.

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
to be held
May 9, 2006

     The accompanying Proxy is solicited by the Board of Directors of Winland Electronics, Inc. (“Winland” or “Company”) for use at the 2006 Annual Meeting of Shareholders of the Company to be held on Tuesday, May 9, 2006, at the location and for the purposes set forth in the Notice of Annual Meeting, and at any adjournment thereof.
     The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of stock, will be borne by the Company. Directors, officers and employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.
     You may vote your shares by mail as follows:
▪	Sign and date the enclosed proxy card.

▪	Mail the proxy card in the enclosed postage-paid envelope.
     Any shareholder giving a Proxy may revoke it any time prior to its use at the 2006 Annual Meeting by giving written notice of such revocation to the Secretary or any other officer of the Company or by filing a later dated written Proxy with an officer of the Company. Personal attendance at the 2006 Annual Meeting is not, by itself, sufficient to revoke a Proxy unless written notice of the revocation or a later dated Proxy is delivered to an officer before the revoked or superseded Proxy is used at the 2006 Annual Meeting. Proxies will be voted as directed therein. Proxies which are signed by shareholders but which lack specific instruction with respect to any proposal will be voted in favor of the number and slate of directors proposed by the Board of Directors and listed herein.
     The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of the Company’s Common Stock entitled to vote shall constitute a quorum for the transaction of business. If a broker returns a “non-vote” proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. An abstention as to any proposal will therefore have the same effect as a vote against the proposal.
     The mailing address of the principal executive office of the Company is 1950 Excel Drive, Mankato, Minnesota 56001. The Company expects that this Proxy Statement, the related Proxy and Notice of Meeting will first be mailed to shareholders on or about April 3, 2006.
OUTSTANDING SHARES AND VOTING RIGHTS
     The Board of Directors of the Company has fixed March 13, 2006 as the record date for determining shareholders entitled to vote at the 2006 Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the 2006 Annual Meeting. At the close of business on March 13, 2006, there were 3,536,346 shares of the Company’s Common Stock, par value $.01 per share, issued and outstanding. The Common Stock is the only outstanding class of capital stock of the Company. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the 2006 Annual Meeting. Holders of Common Stock are not entitled to cumulative voting rights.
PRINCIPAL SHAREHOLDERS AND MANAGEMENT SHAREHOLDINGS
     The following table provides information as of March 13, 2006 concerning the beneficial ownership of the Company’s Common Stock by (i) the persons known by the Company to own more than 5% of the Company’s outstanding Common Stock, (ii) each director of the Company, (iii) the named executive officers in the Summary Compensation Table and (iv) all current executive officers and directors as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them. Unless otherwise noted below, the address of each of the following shareholders is the same as our address, 1950 Excel Drive, Mankato, Minnesota 56001.

Name (and Address of 5%	Number of Shares		Percent
Owner) or Identity of Group	Beneficially Owned(1)		of Class (1)
Lorin E. Krueger	247,046	(2)	6.9%

S. Robert Dessalet	30,011	(3)	*

Thomas J. de Petra	28,720	(4)	*

James L. Reissner	27,000	(5)	*

Richard T. Speckmann	23,700	(6)	*

Jennifer A. Thompson	60,637	(7)	1.7%

Dale A. Nordquist	43,123	(8)	*

Terry E. Treanor	9,687		*

FMR Corp.	230,600	(9)	6.5%

All Executive Officers and Directors as a Group (9 Individuals)	473,965	(10)	12.8%

*	Less than 1% of the outstanding shares of Common Stock.

(1)	Under the rules of the SEC, shares not actually outstanding are deemed to be beneficially owned by an individual if such individual has the right to acquire the shares within 60 days. Pursuant to such SEC Rules, shares deemed beneficially owned by virtue of an individual’s right to acquire them are also treated as outstanding when calculating the percent of the class owned by such individual and when determining the percent owned by any group in which the individual is included.

(2)	Includes 880 shares held by Mr. Krueger’s spouse and 33,000 shares which may be purchased by Mr. Krueger upon exercise of currently exercisable options.

(3)	Includes 10,500 shares which may be purchased by Mr. Dessalet upon exercise of currently exercisable options.

(4)	Includes 27,000 shares which may be purchased by Mr. de Petra upon exercise of currently exercisable options.

(5)	Represents shares which may be purchased by Mr. Reissner upon exercise of currently exercisable options.

(6)	Includes 21,500 shares which may be purchased by Mr. Speckmann upon exercise of currently exercisable options.

(7)	Includes 25,843 shares which may be purchased by Ms. Thompson upon exercise of currently exercisable options.

(8)	Includes 12,320 shares which may be purchased by Mr. Nordquist upon exercise of currently exercisable options.

(9)	According to a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006 by FMR Corp. (“FMR”), Edward C. Johnson 3d, Chairman and principal shareholder of FMR, and Abigail P. Johnson, a director and principal shareholder of FMR, the shares are beneficially owned by Fidelity Management & Research Company (“Fidelity Research”) as an investment adviser to various investment companies (the “Funds”), including Fidelity Low Priced Stock Fund (“Fidelity Fund”), with Mr. Johnson, FMR and the Funds each having the sole power to dispose of such shares and the Funds’ Boards of Trustees having the sole power to vote or direct the vote of such shares. Fidelity Research and Fidelity Fund are wholly-owned subsidiaries of FMR. The address for FMR is 82 Devonshire Street, Boston, Massachusetts 02109.

(10)	Includes 160,763 shares which may be purchased by executive officers and directors upon exercise of currently exercisable options.
CORPORATE GOVERNANCE
     Our business affairs are conducted under the direction of the Board of Directors in accordance with the Minnesota Business Corporation Act and our Articles of Incorporation and Bylaws. Members of the Board of Directors are informed of our business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees. The corporate governance practices that we follow are summarized below.
Independence
     The Board has determined that a majority of its members are “independent” as defined by the listing standards of the American Stock Exchange. Our independent directors are S. Robert Dessalet, Thomas J. de Petra, James L. Reissner and Richard T. Speckmann.
Code of Ethics and Business Conduct
     The Board has approved a Code of Ethics and Business Conduct that applies to all of our employees, directors and officers, including our principal executive officer, principal financial officer, principal accounting officer and controller. The Code of Ethics and Business Conduct addresses such topics as protection and proper use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest and insider trading. The Code of Ethics and Business Conduct is available free of charge to any shareholder who sends a request for a copy to Winland Electronics, Inc., Attn. Chief Financial Officer, 1950 Excel Drive, Mankato, Minnesota 56001, and it is also available on the Company’s website at www.winland.com. Winland intends to disclose on its website any amendment to, or waiver from, a provision of its Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer and controller relating to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-B. Late in 2003, Winland contracted with an independent professional organization to provide anonymous hotline services that permit employees of the Company to communicate any concerns about behavior or practices of Winland, its employees, officers or directors. This service began January 1, 2004 and was established to assist the Board of Directors in effective internal control.

Meeting Attendance
     Board and Committee Meetings. Directors are required to attend a minimum of 75% of Board and committee meetings. During fiscal 2005, the Board held seven (7) meetings. Each director attended 100% of the meetings of the Board and the committees on which such director served.
     Annual Meeting of Shareholders. Directors are encouraged to attend our annual meetings of shareholders; however, there is no formal policy regarding attendance at annual meetings. All five of our directors attended Winland’s 2005 annual meeting of shareholders.
Executive Sessions of the Board
     An executive session of non-management directors is held at least once a year. In 2005, an executive session was held once.
Committees of the Board
     Our Board of Directors has three standing committees, the Audit Committee, the Compensation Committee and the Nominating/Governance Committee. Each of the current members of these committees is a non-employee independent director.
     Audit Committee. The Audit Committee is comprised of S. Robert Dessalet (Chairman), Thomas J. de Petra, James L. Reissner and Richard T. Speckmann. Mr. Dessalet has been named as the “audit committee financial expert” as defined by Item 401(e) of Regulation S-B under the Securities Act of 1933. Mr. Dessalet is an inactive certified public accountant, whose experience includes positions as Vice President of Finance and Administration, Chief Financial Officer and business and management consultant. The Company acknowledges that the designation of Mr. Dessalet as the audit committee financial expert does not impose on Mr. Dessalet any duties, obligations or liability that are greater than the duties, obligations and liability imposed on Mr. Dessalet as a member of the audit committee and the Board of Directors in the absence of such designation or identification. The Audit Committee reviews the selection and work of the Company’s independent auditors and the adequacy of internal controls for compliance with corporate policies and directives. The Audit Committee’s Report is included on page 11. During 2005, the Audit Committee met four (4) times.
     Compensation Committee. The Compensation Committee is comprised of Richard T. Speckmann (Chairman), S. Robert Dessalet, Thomas J. de Petra and James L. Reissner. This committee determines the compensation of the Chief Executive Officer; and, taking into consideration any recommendations by the Chief Executive Officer, it also determines the compensation for the other executive officers of the Company. The committee makes recommendations to the Board of Directors with respect to incentive compensation plans. This committee is vested with the same authority as the Board of Directors with respect to the administration of the Company’s equity plans. During 2005, the Compensation Committee met twice.
     Nominating/Governance Committee. The Nominating/Governance Committee is comprised of Thomas J. de Petra (Chairman), S. Robert Dessalet, James L. Reissner and Richard T. Speckmann. This committee recommends to the Board of Directors nominees for vacant positions on the Board, sets goals for the Board and monitors the achievement of such goals. This committee will consider a candidate for director proposed by a shareholder. Candidates must have broad training and experience in their chosen fields and must have achieved distinction in their activities. The committee considers the particular expertise of each nominee and strives to achieve an appropriate breadth of skills among the Board members. A shareholder who wants to propose a candidate must comply with the provisions of the Company’s Bylaws regarding nominations for the election of directors. The policies of the committee are described more fully in the Nominating/Governance Committee’s Report on page 6. The Nominating/Governance Committee met twice during 2005.

Communications with the Board
     Shareholders may communicate directly with the Board of Directors. All communications, other than shareholder proposals and director nominations which must comply with certain other requirements as discussed under “Shareholder Proposals and Nominations of Director Candidates” on page 12, should be directed to our Chief Financial Officer at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors. If no director is specified, the communication will be forwarded to the entire Board. The communication will not be opened before being forwarded to the intended recipient, but it will go through normal security procedures. Shareholder communications to the Board should be sent to:
Jennifer A. Thompson, Chief Financial Officer
Winland Electronics, Inc.
1950 Excel Drive
Mankato, MN 56001
Compensation to Non-Employee Directors
     Fees. In addition to being reimbursed for out-of-pocket expenses incurred in connection with attendance at Board or Committee meetings, the non-employee directors received the following fees in 2005:
          Retainer:
•	$1,000 per month for service on the Board, with the Chairman receiving an additional $20,000 per year (increased to $1,200 and $22,000, respectively, for 2006).
          Meeting Fees:
•	$1,000 for Board meeting attendance (increased to $1,200 for 2006).

•	$1,000 for Audit Committee meeting attendance, with the Chairman receiving an additional $500 per meeting (increased to $1,200 and $1,200, respectively, for 2006).

•	$500 for Compensation Committee or Nominating/Governance Committee meeting attendance, with the chairmen receiving an additional $500 per meeting (increased to $800 and $750, respectively, for 2006).
     In addition, beginning in February 2006, James Reissner began receiving an additional $1,000 monthly retainer as Lead Director of Growth Strategy.
     Equity. The Company’s 2005 Equity Incentive Plan provides for automatic option grants to each non-employee director. Each non-employee director who is elected for the first time as a director is granted a nonqualified option to purchase 5,500 shares of Common Stock. Each non-employee director who is re-elected as a director of the Company or whose term of office continues after a meeting of shareholders at which directors are elected shall, as of the date of such re-election or shareholder meeting, automatically be granted a five-year nonqualified option to purchase 5,500 shares of Common Stock. No director shall receive more than one option pursuant to the formula plan in any one fiscal year. All options granted pursuant to these provisions are granted at a per share exercise price equal to 100% of the fair market value of the Common Stock on the date of grant, and they are immediately exercisable. On May 11, 2005, each of the four non-employee directors received an option to purchase 5,500 shares at $4.11 per share.

NOMINATING/GOVERNANCE COMMITTEE REPORT
     The Nominating/Governance Committee is comprised of independent directors. In accordance with its written charter, the Nominating/Governance Committee assists the Board of Directors with fulfilling its responsibility regarding any matters relating to corporate governance including selection of candidates for our Board of Directors. Its duties shall include oversight of the principles of corporate governance by which Winland and the Board shall be governed; the codes of ethical conduct and legal compliance by which Winland and its directors, executive officers, employees and agents will be governed; policies for evaluation of the Board and the chairperson; policies for election and reelection of Board members; and policies for succession planning for the Chief Executive Officer, Board chairperson and other Board leaders. In addition, the Committee is responsible for annually reviewing the composition of the Board, focusing on the governance and business needs and requirements of Winland, nominating and screening of Board member candidates, evaluating the performance of Board members and recommending the reelection of Board members who are performing effectively and who continue to provide a competency needed on the Board. When a director’s principal occupation or business association changes substantially, such director shall tender a letter of resignation to the Board through the Nominating/Governance Committee, which resignation will be considered and acted upon in a manner that is best for the Board and Winland.
     The Nominating/Governance Committee will consider candidates for nomination as a director recommended by shareholders. In evaluating director nominees, the Nominating/Governance Committee requires certain minimum qualifications, including high moral character and mature judgment and the ability to work collegially with others. In addition, factors such as the following shall be considered:
•	appropriate size and diversity of the Board;

•	needs of the Board with respect to particular talent and experience;

•	knowledge, skills and experience of nominee;

•	familiarity with our business and industry;

•	appreciation of the relationship of our business to the changing needs of society; and

•	desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by a new member.
     Shareholders who wish to recommend one or more candidates for director to the Nominating/Governance Committee must provide written recommendation to the Chief Financial Officer of Winland. Notice of a recommendation must include the shareholder’s name, address and the number of Winland shares owned, along with information with respect to the person being recommended, i.e. name, age, business address, residence address, current principal occupation, five-year employment history with employer names and a description of the employer’s business, the number of shares beneficially owned by the prospective nominee, whether such person can read and understand basic financial statements and other board memberships, if any. The recommendation must be accompanied by a written consent of the prospective nominee to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders. Winland may require any nominee to furnish additional information that may be needed to determine the eligibility of the nominee. In addition, Winland’s Bylaws permit shareholders to nominate directors for consideration at a meeting of shareholders at which one or more directors are to be elected. For a description of the process for nominating directors in accordance with Winland’s Bylaws, see “Shareholder Proposals and Nominations of Director Candidates” on page 12.
     A copy of the current Nominating/Governance Committee Charter is available on the Company’s website at www.winland.com.

Members of the Nominating/Governance Committee
Thomas J. de Petra, Chairman
S. Robert Dessalet
James L. Reissner
Richard T. Speckmann

ELECTION OF DIRECTORS
(Proposals #1 and #2)
     The Bylaws of the Company provide that the number of directors shall be the number set by the shareholders, which shall be not less than one. The Nominating/Governance Committee recommended to the Board of Directors that the number of directors be set at five and that the persons currently serving on the Board be nominated for election. The Board of Directors unanimously recommends that the number of directors be set at five and that the five persons nominated be elected. Unless otherwise instructed, the Proxies will be so voted.
     Under applicable Minnesota law, approval of the proposal to set the number of directors at five requires the affirmative vote of the holders of the greater of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, and the election of directors requires the affirmative vote of the holders of a plurality of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter.
     In the absence of other instruction, the Proxies will be voted for setting the number of directors at five and for each of the individuals listed below. If elected, such individuals shall serve until the next annual meeting of shareholders and until their successors shall be duly elected and shall qualify. All of the nominees are members of the present Board of Directors. If, prior to the 2006 Annual Meeting of Shareholders, it should become known that any one of the following individuals will be unable to serve as a director after the 2006 Annual Meeting by reason of death, incapacity or other unexpected occurrence, the Proxies will be voted for such substitute nominee(s) as is selected by the Nominating/Governance Committee. Alternatively, the Proxies may, at the Board’s discretion, be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrence. The Board of Directors has no reason to believe that any of the following nominees will be unable to serve.

Name and Age of		Current Position	Director
Director/Nominee	Age	with the Company	Since
Lorin E Krueger	50	President, Chief Executive Officer, Secretary and Director	1978

S. Robert Dessalet	73	Chairman of the Board	1985

Thomas J. de Petra	59	Director	1994

James L. Reissner	66	Director	2001

Richard T. Speckmann	55	Director	2002
     Lorin E. Krueger has served as Chief Executive Officer of the Company since June 1, 2001, and as President of the Company since January 1999. In addition, Mr. Krueger has served as Secretary of the Company since 1983. Mr. Krueger served as the Company’s Chief Operating Officer from January 1999 until June 2001 and as its Senior Vice President of Operations from March 1987 until January 1999. Mr. Krueger has been an employee of the Company since 1976 and served as its Vice President from January 1977 to March 1987.
     S. Robert Dessalet, has served as Chairman of the Company’s Board of Directors since June 1, 2001. Mr. Dessalet is retired. He served as Director of Marketing of RJ Morse Enterprises, Inc., a precision machining company, from November 1999 to July 2000. Mr. Dessalet was self-employed as a management consultant January 1997 to November 1999. From September 1996 to January 1997, he served as Vice President-Finance and Administration of Rimage Corporation, a manufacturer of computer software duplication and finishing systems after the merger of Rimage Corporation and Dunhill Software Services, Inc. He served as Vice President-Finance and Administration of Dunhill Software Services, Inc., a software duplication company, from May 1994 to September 1995. Mr. Dessalet was a consultant for Dessalet & Associates, a business consulting firm, from January 1993 to May 1994. He was employed by National Poly Products, Inc., a producer of polyethylene packaging film in Mankato, Minnesota, from June 1968 to January 1993 in various capacities including Chief Financial Officer.

     Thomas J. de Petra has been self-employed as a management consultant since June 1999, currently providing services through Vantage Advisory Services LLC, of which he is the President and founder. From August 1998 to June 1999, he served as Chief Operating Officer of International Concept Development, Inc., a restaurant and hotel developer. From October 1997 to August 1998, Mr. de Petra served as Chief Operating Officer of Illuminated Media Inc., an advertising company. From February 1996 to June 1997, Mr. de Petra served as Chief Executive Officer of Nortech Forest Technologies, Inc., continuing to provide services as a consultant until October 1997. Mr. de Petra was a management consultant from June 1993 to February 1996, and he was Chief Information Officer of IDC Holdings, Ltd. from June 1993 to November 1994. Mr. de Petra was President and owner of de Petra & Associates, Inc., a financial communications firm, formerly known as First Financial Investor Relations, Inc., from August 1986 to October 1993.
     James L. Reissner has served as President and Chief Operating Officer of Activar, Inc. since January 1996, prior to which, he served as Activar’s Chief Financial Officer beginning in 1992. From 2001 to 2004, Mr. Reissner served as an officer, most recently as Chief Executive Officer, of MagStar Technologies, Inc. Mr. Reissner acted in various management and financial management capacities during the past twenty years, including Managing Director of the Minnesota Region of First Bank Systems, Inc., until 1990. Mr. Reissner also serves as a director of Rimage Corporation (Nasdaq:RIMG) and MagStar Technologies, Inc. (Nasdaq:MGST).
     Richard (Rick) T. Speckmann has served as Chief Executive Officer and President of EmPerform, Inc., since March 2004. He served as Chief Executive Officer of Outside the Box, Inc. from November 2002 to March 2004. From April 2001 to November 2002, Mr. Speckmann served as President of Amcon Construction Company, LLC. From January 1997 to March 2001, Mr. Speckmann, served as President of Art Holdings Corporation. Prior to 1997, Mr. Speckmann served in various capacities with several Twin Cities companies, including Andcor Companies, Inc., InforMark Resources, Inc., Ehlert Publishing Group and Signdesign, Inc.
EXECUTIVE COMPENSATION
Summary Compensation Table
     The following table sets forth certain information regarding compensation paid or accrued during each of the Company’s last three fiscal years for the Chief Executive Officer and for each other person who served as an executive officer during 2005 whose total annual salary and bonus paid or accrued during 2005 exceeded $100,000.

	Annual Compensation					Long Term	All Other
Name and Principal	Fiscal					Compensation	Compensation
Position	Year	Salary ($)		Bonus ($)	Other ($)	Options	($)(1)
Lorin E. Krueger	2005	159,600		125,400	—	11,000	2,929
President, Chief	2004	153,365		85,200	—	—	3,762
Executive Officer and	2003	135,061		82,180	—	11,000	3,224
Secretary

Jennifer A. Thompson	2005	108,150		23,112	—	—	4,084
Chief Financial Officer	2004	105,923		12,090	—	—	4,201
	2003	95,000		40,050	—	11,000	3,941

Dale A. Nordquist	2005	164,483	(2)	7,650	—	—	3,907
Senior VP of Sales and	2004	149,547		4,090	—	—	3,488
Marketing	2003	109,608		21,084	—	—	3,994

Terry E. Treanor	2005	96,568		30,796	—	—	3,693
VP of Manufacturing	2004	94,507		12,166	—	—	3,525
	2003	91,025		29,255	—	—	3,267

(1)	Represents contribution to the Company’s 401(k) Plan for executive officer’s benefit.

(2)	Includes commissions of $56,333.

Option Grants During 2005 Fiscal Year
     The following table provides information regarding stock options granted during fiscal 2005 to the named executive officers in the Summary Compensation Table. The Company has not granted any stock appreciation rights.

Percent of Total Options
		Granted to Employees	Exercise or Base
Name	Options Granted(1)	in Fiscal Year	Price Per Share(1)	Expiration Date
Lorin E. Krueger	11,000	100%	$4.14	01/03/10

Jennifer A. Thompson	—	—	—	—

Dale A. Nordquist	—	—	—	—

Terry E. Treanor	—	—	—	—

(1)	The options were granted on January 3, 2005 at the fair market price on the date of grant; and were immediately exercisable.
Option Exercises During 2005 Fiscal Year and Fiscal Year-End Option Values
     The following table provides information as to options exercised by the named executive officers in the Summary Compensation Table during 2005 and the number and value of options at December 31, 2005. The Company does not have any outstanding stock appreciation rights.

Value of
			Number of	Unexercised
			Unexercised	In-the-Money
	Shares		Options at	Options at
	Acquired	Value	December 31, 2005	December 31, 2005
Name	on Exercise	Realized(1)	Exercisable/Unexercisable	Exercisable/Unexercisable(1)
Lorin E. Krueger	—	—	33,000 exercisable	$32,601 exercisable
			0 unexercisable	$0 unexercisable

Jennifer A. Thompson	21,594	$25,989	25,843 exercisable	$27,987 exercisable
			0 unexercisable	$0 unexercisable

Dale A. Nordquist	—	—	12,320 exercisable	$30,272 exercisable
			12,320 unexercisable	$30,272 unexercisable

Terry E. Treanor	5,500	$2,700	0 exercisable	$0 exercisable
			0 unexercisable	$0 unexercisable

(1)	Value is calculated on the basis of the difference between the option exercise price and the closing sale price for the Company’s Common Stock on the date of exercise or year-end, as the case may be, as quoted by the American Stock Exchange, multiplied by the number of shares of Common Stock underlying the option(s).
Employment Agreements and Termination of Employment Arrangements
     Lorin E. Krueger. The Company entered into an Employment Agreement effective January 1, 1999 with Lorin E. Krueger, the Company’s President and Chief Executive Officer, which agreement was amended on June 1, 2001 and August 27, 2003. The agreement’s term expires December 31, 2006, with additional one-year terms thereafter, unless either party gives notice to the other party 60 days prior to the end of such term that such party wishes to terminate the agreement. The agreement provides for an annual base salary in an amount determined by the Compensation Committee, which amount the Compensation Committee has determined to be $165,000 for 2006. Mr. Krueger is eligible to receive an annual bonus consisting of stock options and/or a cash payment at the sole discretion of the Compensation Committee. If Mr. Krueger terminates his employment for good reason during the two years following a change in control of the Company, he is entitled to an amount equal to the salary and bonus paid to him for the two fiscal years preceding such termination, which amount shall be paid in 24 equal monthly installments. Mr. Krueger has agreed that, during the two-year period following the termination of his employment, except following a change of control as described in the preceding sentence, he will not (i) compete with the Company, (ii) solicit or communicate with the Company’s customers or (iii) solicit any of the Company’s employees to leave the Company.
     Jennifer A. Thompson. The Company entered into an Employment Agreement effective October 24, 2003 with Jennifer A. Thompson, the Company’s Chief Financial Officer. The annual base salary has been determined to be $111,400 for 2006 in accordance with the terms of the agreement. Ms. Thompson is eligible to receive an annual bonus consisting of stock options and/or a cash payment at the Company’s discretion. Either party can terminate the agreement for any reason. If Ms. Thompson terminates her employment for good reason during the two years following a change in control of the Company, she is entitled to an amount equal to the salary and bonus paid to her for the two fiscal years preceding such termination, which amount shall be paid in 24 equal monthly installments. Ms. Thompson has agreed that, during the two-year period following the termination of her employment, except following a change of control as described in the preceding sentence, she will not (i) compete with the Company, (ii) solicit or communicate with the Company’s customers or (iii) solicit any of the Company’s employees to leave the Company.
     Dale A. Nordquist. The Company entered into an Employment Agreement effective January 1, 2003 with Dale A. Nordquist, the Company’s Senior Vice President of Sales and Marketing. Pursuant to the terms of the agreement, the Company determined that Mr. Nordquist’s annual base salary for 2006 would be $111,400. In addition, Mr. Nordquist is entitled to commissions for certain sales to new customers. Either Mr. Nordquist or the Company can terminate the agreement at any time without notice.
CERTAIN TRANSACTIONS
     During the two most recent fiscal years, the Company has had no transactions in which any director or executive officer, or any other member of their immediate family of any director or executive officer, had a material direct or indirect interest reportable under applicable Securities and Exchange Commission rules, and there are no such transactions proposed.
COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Executive officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, the Company believes that, during fiscal year 2005, all executive officers, directors and greater than ten-percent beneficial owners complied with the applicable filing requirements.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     McGladrey & Pullen, LLP has served as the Company’s independent registered public accounting firm since May 1998 and has been selected to act as such for the current year ending December 31, 2006. Representatives of McGladrey & Pullen, LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement regarding financial and accounting matters of the Company if they so desire, and will be available to respond to appropriate questions from the Company’s shareholders.

Audit Fees
     We paid the following fees to McGladrey & Pullen, LLP for fiscal years 2004 and 2005:

	2004	2005
Audit Fees	$109,084	$138,000
Audit-Related Fees	0	6,077
Tax Fees	4,930	4,630
All Other Fees	0	0

	$114,014	$148,707
     Audit-related fees are primarily for services in connection with potential acquisitions. Tax fees include fees for services provided in connection with tax planning and tax compliance.
     The Company’s Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining accountants’ independence and has determined that such services are compatible with maintaining accountants’ independence.
Pre-Approval Policy
     The Audit Committee has not formally adopted a policy for pre-approval of all audit and non-audit services by its independent auditors, but it has routinely approved all audit and permitted non-audit services to be performed for the Company by its independent auditors.
REPORT OF AUDIT COMMITTEE
     The Board of Directors maintains an Audit Committee comprised of the Company’s four outside directors. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the Listing Standards of the American Stock Exchange (“AMEX”) that governs audit committees, Section 121(B), including the requirement that audit committee members all be “independent directors” as that term is defined by AMEX Listing Standards Section 121(A).
     In accordance with its written charter adopted by the Board of Directors (filed as Appendix A to the Company’s proxy statement for the 2005 annual shareholders meeting which was filed on April 4, 2005), the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:
(1)	reviewed and discussed the audited financial statements with management;

(2)	discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 61; and

(3)	reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board’s Standard No.1, and discussed with the independent auditors any relationships that may impact their objectivity and independence.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, as filed with the Securities and Exchange Commission.

Members of the Audit Committee S. Robert Dessalet, Chairman Thomas J. de Petra James L. Reissner Richard T. Speckmann

OTHER BUSINESS
     Management knows of no other matters to be presented at the 2006 Annual Meeting. If any other matter properly comes before the 2006 Annual Meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.
SHAREHOLDER PROPOSALS AND NOMINATIONS OF DIRECTOR CANDIDATES
     Under the SEC Rules, we are required to provide the following information to you based on the assumption that the date for our annual meeting in 2007 will not deviate more than thirty (30) days from the date for this Annual Meeting: Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2006 annual meeting of shareholders must be received by the Company by December 5, 2006 to be considered for inclusion in the Company’s proxy statement and related proxy for the 2007 annual meeting. Also, the Company’s Bylaws permit shareholders to make nominations for the election of directors and propose business to be brought before any regular meeting of shareholders, provided advance written notice of such nomination or proposal is received by the Company after February 9, 2007, but on or before March 11, 2007. According to the Company’s Bylaws, a shareholder nomination or proposal received outside of this time period will be considered untimely and the chairman of the meeting shall refuse to acknowledge such untimely nomination or proposal.
     We will inform you of any changes of the aforesaid dates in a timely manner and will provide notice of the new dates in our earliest possible quarterly report on Form 10-QSB.
     Any shareholder nomination or proposal must provide the information required by the Company’s Bylaws and comply with any applicable laws and regulations. All submissions should be made to the Secretary of the Company at the Company’s principal offices at 1950 Excel Drive, Mankato, Minnesota 56001.
ANNUAL REPORT
     A copy of the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2005, including financial statements, accompanies this Notice of Annual Meeting and Proxy Statement. No portion of the Annual Report is incorporated herein or is to be considered proxy soliciting material.
FORM 10-KSB
     THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND A LIST OF EXHIBITS TO SUCH FORM 10-KSB. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-KSB UPON THE ADVANCE PAYMENT OF REASONABLE FEES. REQUESTS FOR A COPY OF THE FORM 10-KSB AND/OR ANY EXHIBIT(S) SHOULD BE DIRECTED TO THE CHIEF FINANCIAL OFFICER OF WINLAND ELECTRONICS, INC., 1950 EXCEL DRIVE, MANKATO, MINNESOTA 56001. YOUR REQUEST MUST CONTAIN A REPRESENTATION THAT, AS OF MARCH 13, 2006, YOU WERE A BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE 2006 ANNUAL MEETING OF SHAREHOLDERS.

BY ORDER OF THE BOARD OF DIRECTORS

Lorin E. Krueger
Dated: April 3, 2006	President and Chief Executive Officer

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY
	WINLAND ELECTRONICS, INC.		For	Against	Abstain
ANNUAL MEETING OF SHAREHOLDERS TUESDAY, MAY 9, 2006	1.	To set the number of members of the Board of Directors at five (5).	☐	☐	☐

The 2006 Annual Meeting of Shareholders of Winland Electronics, Inc. will be held at the Country Inn Suites, 1900 Premier Drive (intersection of Highways 22 and 14), Mankato, Minnesota, at 10:00 a.m. on Tuesday, May 9, 2006, following purposes:	2.	To elect directors:

		Lorin E. Krueger		With-	For All
		S. Robert Dessalet	For	hold	Except
		Thomas J. de Petra	☐	☐	☐
James L. Reissner
Richard T. Speckmann

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

	3.	To take action on any other business that may properly come before the meeting or any adjournment thereof.

Please be sure to sign and date this Proxy in the box below.	Date

Shareholder sign above	Co-holder (if any) sign above

+	+

Ã	Detach above card, sign, date and mail in postage paid envelope provided. WINLAND ELECTRONICS, INC.	Ã

     Please sign exactly as your name appears hereon, date and return promptly. When shares are held by joint tenants, both should sign. Executors, administrators, trustees and other fiduciaries should indicate their capacity when signing.
     The above signed acknowledges receipt from Winland Electronics, Inc. prior to the execution of this proxy, of a Notice of the Annual Meeting of Shareholders, a Proxy Statement and an Annual Report to Shareholders.
PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.